SECURITY CAPITAL CORPORATION

BATESVILLE, MISSISSIPPI

April 7, 2006

Dear Shareholder:

Enclosed you will find a 2005 Annual Report for Security Capital Corporation, a Notice of the Annual Shareholders= Meeting for 2006, a Proxy Statement, and a Proxy.

This institution is grateful for the loyalty and support of you, our friends and shareholders. The Annual Shareholders= Meeting is to be held on Thursday, April 20, 2006, at 10:00 A. M. at the Home Office of First Security Bank, Batesville, Mississippi. We encourage you to mark this date on your calendar and make plans to attend, and share further in the affairs of your corporation.

I urge you to complete the enclosed Proxy promptly and return it in the enclosed self-addressed postage paid envelope, even if you plan to attend the meeting. If you attend the meeting, you may withdraw your Proxy and vote in person.

Enclosed is Security Capital Corporation=s Annual Report to shareholders.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

SECURITY CAPITAL CORPORATION

Frank West
President and CEO

TABLE OF CONTENTS

NOTICE OF ANNUAL SHAREHOLDERS= MEETING	1

PROXY STATEMENT	2

SOLICITATION BY BOARD OF DIRECTORS OF SECURITY CAPITAL CORPORATION	2

PROPOSAL NO. 1 - ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)	3

INFORMATION CONCERNING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS	3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5

EXECUTIVE COMPENSATION	6

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	7

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FEES	7

COMMITTEES OF THE BOARD OF DIRECTORS	8

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	8

REPORT OF THE AUDIT COMMITTEE	9

OTHER MATTERS	10

PROPOSALS FOR 2007 ANNUAL MEETING	10

                                                          SECURITY CAPITAL CORPORATION
POST OFFICE BOX 690
BATESVILLE, MISSISSIPPI 38606

April 7, 2006

NOTICE OF ANNUAL SHAREHOLDERS= MEETING

To the Shareholders of
Security Capital Corporation
Batesville, Mississippi 38606

NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors and in compliance with the Bylaws, the regular annual meeting of shareholders of the Security Capital Corporation (the ACompany@), Batesville, Mississippi, will be held at the Home Office of First Security Bank, Batesville, Mississippi, on Thursday, April 20, 2006, at 10:00 A.M. for the purpose of considering and voting on the following proposals:

1.	ELECTION OF DIRECTORS: The election of three (3) persons listed in the Proxy Statement dated April 7, 2006, accompanying this notice, as members of the Board of Directors for a term of three years.

2.	Whatever other business may be properly brought before the meeting or any adjournment thereof.

Whether or not you contemplate attending the meeting, it is requested that you complete and return the enclosed Proxy as soon as possible. If you attend the meeting, you may withdraw your Proxy and vote in person.

Only those shareholders of record at the close of business on April 1, 2006, shall be entitled to notice of and to vote at this meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Frank West
President and CEO

Dated and mailed at
Batesville, Mississippi
On or about April 7, 2006

SECURITY CAPITAL CORPORATION
POST OFFICE BOX 690
BATESVILLE, MISSISSIPPI 38606

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
APRIL 20, 2006

SOLICITATION BY BOARD OF DIRECTORS OF
SECURITY CAPITAL CORPORATION

This statement is furnished to the shareholders of Security Capital Corporation (the ACompany@) in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders to be held at the Home Office of First Security Bank, Batesville, Mississippi, on Thursday, April 20, 2006, at 10:00 A. M., local time or any adjournment (s) thereof, for the matters set out in the foregoing notice of Annual Shareholders= Meeting. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to shareholders is
April 7, 2006.

Only those shareholders of record on the books of the Company at the close of business on April 1, 2006, (the ARecord Date@) are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding of record 2,612,070 shares of Common Stock. Each share is entitled to one (1) vote. In the election of Directors, each shareholder has cumulative voting rights, so that a shareholder may vote the number of shares owned by him for as many persons as there are Directors to be elected, or he may multiply the number of shares by the number of Directors to be elected and allocate the resulting votes to one or any number of candidates. For example, if the number of Directors to be elected is three (3), a shareholder owning ten (10) shares may cast ten (10) votes for each of three (3) nominees, or cast thirty (30) votes for any one (1) nominee or allocate the thirty (30) votes among several nominees.

The cost of soliciting proxies from shareholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by Directors, officers and regular employees of the Company, by means of telephone, telegraph or personal contact, but without additional compensation therefor. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

Any shareholder giving a Proxy has the right to revoke it at anytime before it is exercised. A shareholder may revoke his Proxy (1) by personally appearing at the Annual Meeting, (2) by written notification to the Company which is received prior to the exercise of the Proxy or (3) by a subsequent Proxy executed by the person executing the prior Proxy and presented at the Annual Meeting. All properly executed Proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors, and, if the shareholder does not direct to the contrary, the shares will be voted AFor@ each of the proposals described below.

The presence at the Annual Meeting, in person or by Proxy, of a majority of the shares of Common Stock outstanding on April 1, 2006, and entitled to vote, will constitute a quorum. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting. Broker non-votes and shareholder abstentions are not counted in determining whether or not a matter has been approved by shareholders.

The 2005 Annual Report to shareholders of the Company is enclosed for the information of the shareholders.

      PROPOSAL NO. 1 B ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)

The Board of Directors of the Company is divided into three (3) classes B Class I, Class II, and Class III. Each class consists of three Directors. The term of Class I Directors expires at the 2006 Annual Meeting. The term of Class II Directors expires at the 2007 Annual Meeting. The term of the Class III Directors expires at the 2008 Annual Meeting.

The Board of Directors has nominated Larry J. Pratt, Frank West and Will Hays for election as Class I Directors to serve until the 2009 Annual Meeting. All of the nominees are currently serving as Class I Directors.

Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the three nominees for Class I Director listed above, reserving the right, however, to cumulate their votes and distribute them among the nominees, in their discretion. Although each nominee has consented to being named in this Proxy Statement and to serve if elected, if any nominee should prior to the Annual Meeting decline or become unable to serve as a Director, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors. During 2005, the Company=s Board of Directors had fifteen (15) regular meetings. No director attended less than 75% of the total number of meetings of the Board of Directors or committees upon which he served.

Pursuant to Mississippi Law and the Company=s Bylaws, directors are elected by a plurality of the votes cast in the election of Directors. A Aplurality@ means that the individuals with the largest number of favorable votes are elected as Director, up to the maximum number of Directors to be chosen at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL THE NOMINEES

              INFORMATION CONCERNING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the nominees and the other directors and executive officers of the Company. The principal occupation of each person has been the same for the last five years, unless otherwise indicated in a footnote. The directors serve for staggered three-year terms. The officers of both Security Capital Corporation and First Security Bank are all elected for terms of one year. The Board of First Security Bank by resolution designated Larry Pratt as Chairman on January 21, 1999. Mr. Pratt has served on the Board of First Security Bank since 1970 and is currently employed by First Security Bank. On January 21, 1999, the Board of First Security Bank designated Frank West as President; and on January 1, 2002, the Board appointed Mr. West as Chief Executive Officer of First Security Bank.

	Positions Currently
	Held with the		Principal
Name and Age	Corporation and Bank	Since	Occupation

Larry J. Pratt	Chairman of the Corporation	1999	Banker(1)
Age 66	Director of the Corporation	1983
	Chairman of the Bank	1999
	Director of the Bank	1970

G. E. McKittrick	Director of the Corporation*	1984	Retired/Consultant
Age 77	Director of the Bank*	1984

Joe M. Brown	Director of the Corporation*	1983	Retired/Justice
Age 69	Director of the Bank*	1977	Court Judge

Will Hays	Director of the Corporation*	2000	Retired Farmer (2)
Age 66	Director of the Bank*	2000

Steve Ballard, Jr.	Director of the Corporation*	2001	Merchant
Age 66	Director of the Bank*	2001

Ben Barrett Smith	Director of the Corporation*	1986	Attorney (3)
Age 63	Director of the Bank*	1986

Frank West	Director of the Corporation	1999	Banker (4)
Age 54	Director of the Bank	1999
	President of the Corporation	1999
	President of the Bank	1999
	CEO of the Corporation	2002
	CEO of the Bank	2002

Tony Jones	Director of the Corporation*	2003	Real Estate Broker
Age 53	Director of the Bank*	2003	& Developer

Laney Funderburk	Director of the Corporation*	2005	Real Estate Developer
Age 60	Director of the Bank*	2005

William R. Fleming	Vice-President of the Corporation	1999	Banker (5)
Age 57	Executive Vice President &
	Trust Officer of the Bank	2002

Connie Hawkins	Secretary/Treasurer of the Corporation	1999	Banker (6)
Age 53	Executive Vice-President, CFO &
	Cashier of the Bank	2002

Jeff Herron	Executive Vice-President &	2005	Banker (7)
Age 53	Loan Administrator

*Independent Director

(1)   Mr. Pratt served as President and CEO from 1997 to 1999. Mr. Pratt served as Chairman and CEO from
        1999 to 2001.

(2)   Mr. Hays retired from his career as a farmer in 2004.

(3)   Mr. Smith, when his law practice partner was elected to the Office of the Governor of Mississippi, was appointed as Chairman of the Mississippi Workers= Compensation Commission in March of 2000. In 2004,
he retired from his state government position. In 2005, he opened a law office.

(4)   Prior to 1999 Mr. West served as Senior Vice President and Operations Officer. Mr. West was designated as President and Trust Officer in 1999. Since 2002, Mr. West has served as both President and CEO.

(5)   Mr. Fleming=s title was changed from the Senior Vice-President to Executive Vice-President in 2002.

(6)   Ms. Hawkins served as Internal Auditor and Vice-President until 2001 when she was appointed Senior
Vice-President and Senior Auditor. In 2002, she was appointed Chief Financial Officer, Cashier and
Executive Vice-President.

(7)   Mr. Herron served as Vice-President and Loan Officer until 2004 when he was appointed Senior Vice-
        President and Loan Administrator. In 2005, he was appointed Executive Vice-President and Loan
       Administrator.

Seven (7) of the Company's directors, constituting a majority, are independent. No family relationship exists between any directors, executive officers, or persons nominated to become a director of the Company.

It is the Company=s policy that members of the Board of Directors attend the annual meeting of shareholders. At the 2005 annual meeting, nine (9) directors of the Company were in attendance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Holders of Common Stock

As of December 31, 2005, Security Capital Corporation had one shareholders that was the beneficial owner of more than 5% of the Common Stock of Security Capital Corporation and is listed below:

Name and Address of Beneficial Owner	Number of Shares/	Percentage
	Nature of Beneficial
	Ownership (1)

First Security Bank Employee	193,516	7.41%
Stock Ownership Plan
First Security Bank
P. O. Box 690
Batesville, Mississippi 38606

(1)	Constitutes sole ownership.

(2)
George C. Carlson of Batesville, Mississippi, was a principal holder of common stock at December 31, 2004. As of July 21, 2005, the holdings of George C. Carlson were reduced to below 5% of the outstanding shares.

  The following table sets forth as of December 31, 2005 the number and percentage of Common Stock beneficially owned by each director of Security Capital Corporation and by all Corporation=s directors and executive officers as a group. Unless indicated otherwise in a footnote, the directors and the executive officers possess sole voting and investment power with respect to all shares shown.

	Number of Shares
Name of Beneficial Owner	Beneficially Owned	Percentage

Larry J. Pratt	(1) 89,922	3.4%
Frank West	(2) 37,369	1.4%
G. E. McKittrick	(3) 5,167	*
Joe M. Brown	(4) 11,276	*
Ben Barrett Smith	29,200	1.1%
Will Hays	5,302	*
Steve Ballard	(5) 2,080	*
Tony Jones	(6) 2,019	*
Laney Funderburk	(7) 2,756	*
William R. Fleming	(8) 16,210	*
Connie Hawkins	(9 7,708	*
Jeff Herron	(10) 5,122	*

Executive officers and directors as a group	214,131	5.9%
(12 members in group)
* Less than 1%.

(1)	Includes 4,788 shares owned by Mr. Pratt=s spouse individually and by her retirement account and 10,109 shares held by his personal retirement account.

(2)	Includes 3,516 shares held by Mr. West=s spouse=s retirement account and 319 shares owned by his dependent children and 31,704 shares held by his personal retirement accounts.

(3)           Includes 126 shares owned by Mr. McKittrick=s spouse and 120 shares held in his personal retirement plan.

(4)           Includes 7,767 shares owned jointly with his spouse.

(5)	Includes 1,445 shares held in his personal retirement account, 569 shares held in his spouse=s retirement account, and 66 shares held by his spouse.

(6)           Includes 2,019 shares held jointly with spouse.

(7)           Includes 2,756 shares held jointly with spouse.

(8)	Includes 46 shares held jointly with his spouse, 3,873 shares held in a custodial account and 12,291 shares held in his personal retirement accounts.

(9)	Includes 58 shares held jointly with son, 863 shares held by spouse=s retirement plan and 6,520 shares held in her personal retirement accounts.

(10)          Includes 158 shares held jointly with his spouse and 4,964 shares held in his personal retirement accounts.

                                 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company=s directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Executive officers and directors are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company=s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to the Company=s executive officers and directors were complied with.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation paid for the fiscal years indicated to Security Capital Corporation=s and First Security Bank=s Executive Officers based on the salary and bonus earned for three years ending with 2005. Officers of Security Capital Corporation receive their salary from First Security Bank.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Other(1)

Larry Pratt
Chairman	2003	125,000	75,000	21,400
Chairman	2004	30,000	20,000	6,933
Chairman	2005	30,000	16,800	6,112

Frank West
President & CEO	2003	150,000	85,000	19,668
President & CEO	2004	170,000	100,000	20,926
President & CEO	2005	185,000	110,000	25,413

William R. Fleming
EVP & Trust Officer	2003	96,000	25,000	11,894
EVP & Trust Officer	2004	110,000	28,000	13,067
EVP & Trust Officer	2005	115,500	28,000	15,036

Connie Hawkins
EVP, CFO & Cashier	2003	75,000	15,000	10,914
EVP, CFO & Cashier	2004	89,000	18,000	13,249
EVP, CFO & Cashier	2005	103,333	20,000	14,809

Jeff Herron
VP & Loan Officer	2003	73,200	12,000	8,624
Sr VP & Loan Administrator	2004	85,242	13,500	10,668
EVP & Loan Administrator	2005	103,333	20,000	12,871

(1) Consists of 401(k) and ESOP employer contributions, automobile allowance, and country club dues.

Director Compensation

During 2005, each Director of Security Capital Corporation received $350.00 for each meeting that was attended. Normally, five scheduled meetings are held each month and one scheduled meeting per quarter is held. Of the five scheduled monthly meetings, three are Loan Committee Meetings which are attended, respectively, by the members of Desoto Loan Committee, the Tunica Loan Committee and the Batesville Loan Committee. The Trust Committee Meeting and the Director=s Meeting complete the monthly meetings. The quarterly meeting is the Audit Committee Meeting. If a director did not attend a meeting during the month or for the quarter, a fee was not received. Inside Directors do not receive monthly or quarterly meeting fees. In addition, each director that was active at year-end received an annual fee of $10,500.00 from First Security Bank, $7,500.00 from Security Capital Corporation and $1,000 from Batesville Security Building Corporation for a total possible 2005 fees of $33,000.00.*

*The total possible fee is contingent on the number of committees on which a director serves.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Capital Corporation has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and their associates. These transactions have been on substantially the same terms - including interest rates, collateral requirements, and repayment terms on extensions of credit - as those prevailing or required for an outside customer.

                                                           INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FEES

T.E. Lott & Company was the independent registered public accounting firm for the Company during the most recently completed fiscal year and will serve as the independent auditors for the Company during the current fiscal year. Representatives of this firm will be present at the Annual Meeting and have an opportunity to make statements if they so desire and are expected to be available to respond to appropriate questions.

The following is a summary of fees related to services performed for the Company by T.E. Lott & Company for the two years ended December 31, 2005:

	2005	2004
Audit fees - Audit of annual financial statements and reviews of financial statements included in Forms 10-Q	64,670	59,098
Audit related fees	0	0

Tax fees	0	0
All other fees	0	0
Total	64,670	59,098

The Audit Committee has adopted pre-approval policies and procedures, a copy of which was attached to the Company’s 2005 Proxy Statement as Exhibit A. All of the fees set forth above were preapproved by the Audit Committee. The Audit Committee has considered whether any provision of non-audit services is compatible with maintaining the principal auditor=s independence.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has a standing Audit Committee of its Board of Directors which met four (4) times during 2005. John Mothershed served as Chairman of the Audit Committee until his term of directorship expired on April 21, 2005. Effective April 21, 2005, the members appointed to serve on the Audit Committee are Joe Brown, Will Hays, and Steve Ballard. Mr. Ballard was designated as the successor chairman. Each of the members of the Audit Committee are independent directors. The Company's Board of Directors at this time has not identified an "audit committee financial expert" as that term is defined in pertinent Securities and Exchange Commission regulations, because currently no member of the Board of Directors meets the criteria set forth in these regulations. The Audit Committee reviews audit plans, examination results of both independent and internal auditors and makes recommendations to the Board of Directors concerning independent auditors.

For 2005, the Company=s Compensation Committee was comprised of Steve Ballard, Will Hays, Tony Jones, G. E. McKittrick, Laney Funderburk, Ben Smith and Joe Brown which reviewed and approved all officers= salaries and compensation as needed. The agenda for the 2006 Board of Directors meetings includes the appointment of members to the Compensation Committee.

The Nominating Committee members for 2005 were designated as Steve Ballard, Joe Brown, Will Hays, and Tony Jones. Each of the members of the Nominating Committee are independent directors. The Nominating Committee does not have a charter. The Company=s Bylaws are silent as to nominations to the Board of Directors, other than those made by or at the direction of the Board of Directors. The Nominating Committee does not accept nominations directly from shareholders.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee for 2005 (composed of all Board of Directors members) has furnished the following report on executive compensation. This report reflects the Company's compensation philosophy for all executive officers, as endorsed by the Board of Directors and the Compensation Committee. The Committee determines annual base salary adjustments and annual bonuses.
The Company's compensation program for executive officers consists of two key elements: a base salary and an annual bonus based on the Company's operating earnings. The Committee believes this approach best serves the interest of stockholders by ensuring that executive officers are compensated in a manner that advances both the short- and long-term interests of stockholders.

In determining the compensation to be paid to the Company's executive officers in 2005, the Compensation Committee employed the compensation policies designed to align the compensation with the Company's overall business strategy, values, and management initiatives. These policies are intended to reward executives for long-term strategic management and the enhancement of shareholder value.

Base Salary of Executive Officers (excluding the Chairman of the Board and the Chief Executive Officer): Salaries paid to executive officers are reviewed annually by the Chairman of the Board, the Chief Executive Officer of the Company and the Human Resources Officer. Based upon the subjective assessment of the nature of the position as well as the contributions, experience and company tenure of the executive officer, the Chairman of the Board and the Chief Executive Officer then make their suggestions as to adjustments in base salary for the executive officers to the Compensation Committee. Additionally, the Company reviews the current compensation practices of financial institutions of similar asset size to insure that its compensation practices, policies and programs are competitive or at the least median of these institutions. Usage of comparative compensation data from the market areas and its peer groups allows the Company to retain talented executive officers who contribute to the Company's overall and long-term success.
Annual Bonus of Executive Officers (excluding the Chairman of the Board and the Chief Executive Officer): Each fiscal year, the Chairman of the Board and the Chief Executive Officer, working with the Director of Human Resources and other Company executives, develops a Companywide bonus proposal. The size of the bonus proposal is based upon a subjective assessment of overall Company and departmental performance as compared to budgeted and prior year performance, and the extent to which the Company achieved its overall financial performance goals and return on stockholders' equity. The bonus proposal, containing the individual bonus recommendations for the executive officers, is then presented to the Board of Directors of the Company for modifications and approval. The annual bonus is paid before year end.

Compensation of the Chairman of the Board and the Chief Executive Officer: In determining the compensation for the Chairman of the Board and the Chief Executive Officer, the Compensation Committee took into consideration overall performance of the Company in addition to publicly disclosed compensation of chief executive officers of other bank holding companies of similar asset size, performance, growth and demographics.

Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1 million paid to a chief executive officer or any of the four other most highly compensated officers generally cannot be deducted. The committee has determined the Company=s compensation practices and policies are not currently affected by this limitation.

Submitted by the Compensation Committee of the Board of Directors:

Steve Ballard	Laney Funderburk	Tony Jones
Joe Brown	Will Hays	G. E. McKittrick
Ben Smith

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company=s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

With respect to fiscal year 2005, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, Communications with Audit Committees, as amended by Statement on Auditing Standards 90, Audit Committee Communications. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, and has discussed with the independent auditors the auditor=s independence.

The Audit Committee has discussed with the Company's management and independent auditors the process used for certifications by the Company's chief executive officer and chief financial officer which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company's filings with the Securities and Exchange Commission.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The Board of Directors has determined that the members of the Audit Committee are independent.

The Board of Directors adopted a written charter for the Audit Committee on November 21, 2002, which was attached as Exhibit B to the Company’s 2005 Proxy Statement.

Submitted by the Audit Committee of the Board of Directors:

Steve Ballard	Joe Brown	Will Hays

OTHER MATTERS

Management at present knows of no other business to be brought before the meeting. However, if other business is properly brought before the meeting, it is the intention of the management to vote the accompanying Proxies in accordance with its judgment.

PROPOSALS FOR 2007 ANNUAL MEETING

Any shareholder who wishes to present a proposal at the Company=s next Annual Meeting and who wishes to have the proposal included in the Company=s Proxy Statement and form of proxy for the meeting must submit the proposal to the undersigned at the address of the Company not later than December 8, 2006.

The accompanying Proxy is solicited by Management.

BY ORDER OF THE BOARD OF DIRECTORS

Dated and mailed at
Batesville, Mississippi
On or about April 7, 2006